                                                                   EXHIBIT 10.11

                             EASTGATE POINTE LEASE
                    [Single Tenant Buildings - Triple Net]


                                    BETWEEN


                         DIVERSIFIED EASTGATE VENTURE,
                        an Illinois general partnership

                                   LANDLORD

                                      AND

                                ILLUMINA, INC.,

                            a Delaware corporation

                                    TENANT

                             EASTGATE POINTE LEASE
                             ---------------------

                    [Single Tenant Buildings - Triple Net]
                    --------------------------------------


                               TABLE OF CONTENTS
                               -----------------

                                                                                      Page
1.   BASIC LEASE TERMS.............................................................     1

2.   PREMISES AND COMMON AREAS.....................................................     4

3.   TERM..........................................................................     5

4.   CONSTRUCTION AND POSSESSION...................................................     6

5.   RENT.........................................................................     10

6.   OPERATING EXPENSES...........................................................     11

7.   DEPOSIT......................................................................     17

8.   USE..........................................................................     18

9.   NOTICES......................................................................     20

10.  BROKERS......................................................................     21

11.  SURRENDER; HOLDING OVER......................................................     21

12.  TAXES........................................................................     22

13.  ALTERATIONS..................................................................     22

14.  REPAIRS......................................................................     24

15.  LIENS........................................................................     25

16.  ENTRY BY LANDLORD............................................................     25

17.  UTILITIES AND SERVICES.......................................................     25

18.  ASSUMPTION OF RISK AND INDEMNIFICATION.......................................     25

19.  INSURANCE....................................................................     26

20.  DAMAGE OR DESTRUCTION........................................................     29

21.  EMINENT DOMAIN...............................................................     30

22.  DEFAULTS AND REMEDIES........................................................     31

23.  LANDLORD'S DEFAULT............................................................    33

24.  ASSIGNMENT AND SUBLETTING.....................................................    34

25.  SUBORDINATION.................................................................    36

26.  ESTOPPEL CERTIFICATE..........................................................    36

27.  EASEMENTS.....................................................................    36

28.  RULES AND REGULATIONS.........................................................    37

29.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.............    37

30.  DEFINITION OF LANDLORD........................................................    37

31.  WAIVER........................................................................    37

32.  PARKING.......................................................................    37

33.  FORCE MAJEURE.................................................................    38

34.  SIGNS.........................................................................    38

35.  LIMITATION ON LIABILITY.......................................................    39

36.  FINANCIAL STATEMENTS..........................................................    39

37.  QUIET ENJOYMENT...............................................................    39

38.  AUCTIONS......................................................................    39

39.  MISCELLANEOUS.................................................................    39

40.  EXECUTION OF LEASE............................................................    41

SIGNATURE PAGE.....................................................................    41

EXHIBITS:
--------

A-1  Legal Description of Premises
A-2  Site Plan
B    Project Plans
C    Union Guidelines
D    Intentionally Omitted
E    Intentionally Omitted
F    Estoppel Certificate
G    Rules and Regulations

RIDERS
------

Right of First Offer to Lease Building C
Option to Purchase Development

                             EASTGATE POINTE LEASE
                     [Single Tenant Buildings - Triple Net]

          This LEASE ("Lease") is entered into as of the 6th day of July, 2000, by and between DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("Landlord"), and ILLUMINA, INC., a Delaware corporation ("Tenant").

          1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

               (a)  Landlord's Address (For Notices):

                    DIVERSIFIED EASTGATE VENTURE
                    c/o Diversified Properties
                    1770 Gillespie Way, Suite 101
                    El Cajon, California 92020
                    Attention: Mr. William P. Tschantz

               or such other place as Landlord may from time to time designate by notice to Tenant.

               (b)  Tenant's Address prior to the commencement date:

                    ILLUMINA, INC.
                    9390 Towne Center Drive, Suite 200
                    San Diego, California 92121
                    Attention: Chief Financial Officer

               (c) Development: The parcel(s) of real property commonly known as Eastgate Pointe and located on Towne Center Drive in the Eastgate Technology Park in the City of San Diego (the "City"), County of San Diego (the "County"), State of California ("State"), as shown on Exhibit A-1 attached hereto, together with any improvements constructed thereon.

               (d) "Buildings" mean, collectively, "Building A", "Building B", "Building C" and "Building D" as defined below, or other buildings containing Rentable Area constructed within the Development from time to time.

               (e) "Building A" means that certain two story building which is to be constructed and is to contain approximately 46,250 "Rentable Square Feet," as generally depicted on the Site Plan attached hereto as Exhibit A-2 ("Site Plan"). As more particularly provided below, the "Premises" will include all of Building A.

               (f) "Building B" means that certain two story building which is to be constructed and is to contain approximately 51,250 Rentable Square Feet, as more particularly depicted on the Site Plan. As more particularly provided below, the Premises will include all of Building B.

               (g) "Building C" means that certain building which is to contain approximately 81,000 Rentable Square Feet, as more particularly depicted on the Site Plan. As of the Effective Date of this Lease, the Premises do not include any of Building C. Tenant shall have a Right of First Offer to lease Building C, pursuant to the Right of First Offer Rider attached to this Lease.

               (h) "Building D" means that certain building which may, at Landlord's election, be constructed within the Development, and which may contain approximately 11,000 square feet of floor area, in the general area more particularly depicted on the Site Plan, and of which floor area 40% will be allocated to recreational facilities and 60% will be allocated to Rentable Area. The Premises are not to include any of Building D. Notwithstanding anything herein to the contrary, the Rentable Area of any portion of Building D designated as a recreational facility and included within the Common Areas is not to be included within any Rentable Area calculation in this Lease for the Development, specifically including the calculation of Tenant's Percentage share of Operating Expenses. Also notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge and agree that the approximate location and dimensions of Building D depicted on the Site Plan may change slightly, as required by applicable governmental authorities or laws. Provided that such modification from that presently depicted on the Site Plan does not materially and adversely impact Tenant's use of the Premises or the Common Area, then, notwithstanding anything herein to the contrary, any such deviation from the location or dimensions presently depicted on the Site Plan shall be automatically be deemed approved by Tenant.

               (i) Premises: means (i) Building A to be constructed by Landlord with the Building Shell Improvements and the Core Improvements completed, as such terms are defined and described below, and to consist of approximately 46,250 Rentable Square Feet and (ii) Building B to be constructed by Landlord with the Building Shell Improvements and the Core Improvements completed, and to consist of approximately 51,250 Rentable Square Feet (for a total Premises Rentable Square Footage of approximately 97,500 square feet), plus Tenant's non-exclusive rights to use the Common Areas, as more particularly provided below.

               (j) "Rentable Area" or "Rentable Square Footage" means the Rentable Area measured in accordance with the American National Standard of measuring floor area in single tenant buildings (gross building area) of the Building Owners and Managers Association International (BOMA). The Premises will include the entirety of the Rentable Area of Building A and Building B. Upon the substantial completion of the Project Work, as such term is defined in Paragraph 4(a), Landlord's architect or space planner shall determine and certify in writing to Landlord the actual Rentable Area of the Premises, which determinations and certifications shall be made in accordance with the above BOMA Standard and shall be conclusive upon Landlord and Tenant, and thereupon the Base Rent, Monthly Installments of Base Rent, Tenant's pro rata share of Operating Expenses, and Tenant Improvement Allowance shall be adjusted accordingly.

               (k) "Common Areas" mean those portions of the Development not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and other tenants of the Development (or by the sublessees, agents, employees, customers, invitees, or licensees of any such party), whether or not those areas are open to the general public. Common Areas include, without limitation, any Building Common Areas, as such term is defined below, those portions of Building D designated as the recreational facility described in Paragraph 1(h) above, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any parking areas, parking structures, sidewalks within the Development and city sidewalks adjacent to the Development, any pedestrian walkway system, roadway or other facilities located on the Development and open to the general public or otherwise intended for the non-exclusive mutual use of the occupants or invitees of the Development and its occupants and/or similar areas and facilities situated within the Development and appurtenant to the Buildings which are not reserved for the exclusive use of any Development occupants; provided, however, any recreational facilities in the Development shall be for the exclusive use of tenants of the Development and Landlord and their employees.

               (l) "Building Common Areas" mean the common areas appurtenant to each of the Buildings including, without limitation, the (i) common entrances, lobbies, restrooms (whether on multi-tenant or single-tenant floors), elevators, utility raceways and easement areas, stairways, roofs and accessways, recreational facilities, loading docks, ramps, drives and platforms and any passageways or serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, and (ii) the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to each Building. Notwithstanding the foregoing, so long as Tenant is the sole occupant of the Building A and Building B, neither the entrances, lobbies, nor the restrooms of Building A and Building B shall be Common Areas.

               (m) Tenant's Percentage: Tenant's prorata share, based upon the Rentable Square Footage of the Premises as compared to the Rentable Square Footage of all Buildings in the Development that are constructed as of the date of such calculation, but excluding therefrom the Rentable Area of any portion of Building D designated as a recreational facility and included within the Common Areas.

               (n)  Term:  Ten (10) Lease Years.

               (o)  Estimated Commencement Date:  July 1, 2001.

               (p) Commencement Date: The date on which the Term of this Lease will commence as determined in accordance with the provisions of Paragraph 4(g).

               (q) Expiration Date: The date which is ten (10) years after the Commencement Date plus any partial month in which the Commencement Date occurs.

               (r) Monthly Base Rent: Payable monthly, on the first day of each month, in the amount depicted in the table below, calculated on a Triple Net basis ("Base Rent"), subject to adjustment as provided herein, and commencing on the Commencement Date:

---------------------------------------------------------------------------------------------------------
                                                                                  Monthly Installment
                                                     Monthly Base Rent                of Base Rent
                                Annual            at * 97,500 square feet           per square foot
        Months                Base Rent               of Rentable Area              of Rentable Area
        ------                ---------               ----------------              ----------------
---------------------------------------------------------------------------------------------------------
         01-12                 $3,042,000                  $253,500                       $2.60
---------------------------------------------------------------------------------------------------------
*  Monthly Base Rent to be adjusted based upon Landlord's architect's certification as to the Rentable
   Area of the Premises.
---------------------------------------------------------------------------------------------------------

               Commencing on the first anniversary of the Commencement Date and on every one (1) year anniversary thereafter (including the Option Periods described in Paragraph 3(b) below), the then applicable Monthly Base Rent shall be increased to an amount equal to one hundred three percent (103%) of the Monthly Base Rent payable during the immediately preceding period.

               In the event the Commencement Date occurs on a day other than the first (1st) day of a month, the amount of the first and last monthly payment of Monthly Base Rent shall be apportioned to account for the fact that the last month of the Initial Term shall be less than a full calendar month.

               (s) Base Rent Paid Upon Execution: $253,500, to be applied to the Monthly Base Rent for the first month of the Term.

               (t) Security Deposit: $253,500 payable upon lease execution, plus a Letter of Credit in the amount of $3,110,000, a portion of which shall be provided to Landlord within three (3) days of the satisfaction of the Loan Commitment Condition, as defined below and as further provided in Paragraph 7.

               (u) Improvements: mean the improvements which have been or will be constructed by Landlord and Tenant pursuant to this Lease, including, but not limited to, the "Building Shell Improvements,"

"Site Improvements" and "Core Improvements" for each Building and the Development, which are to be constructed by Landlord, and the "Tenant Improvements" within the Premises, which are to be constructed by Tenant, all as such terms are defined below in Paragraph 4.

               (v) Permitted Use: Any lawful use permitted by applicable zoning, subject to the Rules and Regulations of the Development and any CC&R's of record governing the Development. (Also see Paragraph 8)

               (w)  Broker:  CB Richard Ellis, Inc.

               (x) Interest Rate: shall mean the greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth
(25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

               (y) Exhibits: A-I through G, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

               (z) Riders: The Right of First Option Rider and Option to Purchase Rider attached hereto.

          This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

          2.   PREMISES AND COMMON AREAS.

               (a) Premises. Subject to the terms and provisions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as the same are to be constructed by Landlord with the Building Shell Improvements and Core Improvements.

               (b) Mutual Covenants. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

               (c) Tenant's Use of Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use the Common Areas of the Development, free of any charge except as set forth in this Lease, in common with Landlord and other tenants of the Development and all persons, firms and corporations conducting business in the Development and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, "Development Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 28 below and all covenants, conditions and restrictions now or hereafter affecting the Development.

               (d) Landlord's Reservation of Rights. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, and the parking Tenant is entitled to use pursuant to Paragraph 32 is not materially diminished, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Development, the right from time to time to: (i) make changes to the design and layout of the Development, including, without limitation, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; (ii) add additional buildings and improvements to the Common Areas and to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Development, or any portion thereof;
(iii) use or close
temporarily the Common Areas, and/or other portions of the Development while engaged in making improvements, repairs or alterations to the Buildings, the Development, or any portion thereof and to designate other land outside the boundaries of the Development to be a part of the Common Areas; and (iv) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Development as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

               (e) Loan Commitment. As a condition subsequent for each party's benefit, Landlord shall receive, no later than forty-five (45) days after the Effective Date, a commitment from a lender, in form and substance acceptable to Landlord, for purposes of financing the construction of the Development (the "Loan Commitment" and the "Loan Commitment Condition"). The loan documents which evidence the agreements and obligations by and between Landlord and its lender shall substantially conform to the material terms contained in the loan application by and between Landlord and Washington Capital dated ____________________ (the "Loan Application"). In the event the Loan Commitment Condition is not timely satisfied, then within ten (10) business days thereafter, Landlord shall return to Tenant all monies deposited with Landlord by Tenant hereunder, including, but not limited to, any payment of Security Deposit and first month's rent. By execution of this Lease, Tenant has approved the Loan Application and the terms contained therein.

          3.   TERM.

               (a) Initial Term. The term of this Lease ("Term") will be for the period designated in Subparagraph 1(n), commencing on the Commencement Date, and ending on the last day of the month in which the expiration of such period occurs, including any extensions of the Term pursuant to any provision of this Lease or written agreement of the parties. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a "Lease Year". Promptly after the Commencement Date, Landlord will deliver to Tenant the Notice of Lease Term Dates ("Notice"), which shall confirm the Commencement Date and the date upon which the Term of this Lease shall end. The Notice will be binding upon Tenant unless Tenant objects to the Notice in writing within ten (10) days of Tenant's receipt of the Notice.

               (b) Option to Extend. Tenant shall have two (2) successive options (individually, the "Extension Option" and collectively, the "Extension Options") to extend the Term, as to not less than the entire Premises, for a period (the "Option Period") of five (5) years each, commencing upon the date the Term would otherwise expire, upon the same terms and conditions previously applicable, except that the Monthly Base Rent as of the commencement of the Option Period and thereafter during the Option Period will be adjusted as provided below. Each Extension Option may be validly exercised only by written notice to Landlord from Tenant given not earlier than fifteen (15) months and not later than either (i) twelve (12) months prior to the expiration of the Lease Term, provided Landlord has, not earlier than fifteen (15) months and not later than thirteen (13) months prior to the expiration of the Lease Term, provided Tenant with a written reminder of such time frame for Tenant to exercise its right to extend, or (ii) nine (9) months prior to commencement of the Option Period if Landlord has not so provided Tenant with any such reminder notice. The Extension Option may be validly exercised only if Tenant is not then in default under this Lease (after expiration of any applicable notice and cure period). If Tenant does not exercise either Extension Option in strict accordance with the provisions hereof, the Extension Options shall forever terminate and be of no further force and effect.

               (c) Monthly Base Rent During Option Period. The Monthly Base Rent beginning with the first day of the Option Period shall equal one hundred percent (100%) of the "fair market rate" ("Fair Market Rate") for comparable space in comparable buildings in the University Town Center and Torrey Pines area of San Diego, California, market area ("Comparison Area"). For purposes hereof, "Fair Market Rate" shall mean the base rent payable to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, for like and comparable premises, improved with tenant improvements of like and comparable quality to those then existing in the Premises, in like and comparable buildings located in the Comparison Area. In calculating Fair Market Rent appropriate consideration shall be given to all relevant factors, including, without limitation, (i) rental market conditions then in existence, (ii) whether Landlord will or will not be required to pay a real estate brokerage commission in connection with Tenant's exercise of the Extension Option, (iii) the fact that the Tenant will be accepting the Premises in an "As-Is" condition, and (iv) the fact that Base Rent will increase annually during the Option Period as set forth in the following sentence. Commencing on the first anniversary of each Option Period and on every one (1) year anniversary thereafter during the balance of such Option Period, the initial Base Rent for the Option Period established hereunder shall be increased to an amount equal to 103% of the Base Rent payable during the immediately preceding period. Following Tenant's valid exercise of the Extension Option, Landlord and Tenant shall commence negotiations for a period of forty-five (45) days to determine whether Landlord and Tenant can reach mutual agreement as to the Fair Market Rate. If the parties are unable to reach an agreement within such period of time as to the Fair Market Rate, then either party (the "First Party") may at any time prior to reaching such agreement, give notice to the other party (the "Second Party") that an appraisal of the Premises is required for purposes of determining the Fair Market Rate. Such notice shall designate an appraiser (the "First Appraiser"). In the event that such appraisal is required, Landlord and Tenant shall each prepare a determination of such party's estimate of the appropriate Fair Market Rent and each party's determination shall be submitted to arbitration as provided below. Within ten
(10) business days after the service of the notice referred to above, the Second Party shall give written notice to the First Party designating a second appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within the time above specified, then the First Appraiser shall select the Second Appraiser within ten (10) business days after the Second Party's failure to appoint. The First Appraiser and the Second Appraiser so designated or appointed shall themselves appoint a third appraiser (the "Third Appraiser"). If the First Appraiser and the Second Appraiser shall be unable to agree upon such appointment within five (5) business days after the appointment of the Second Appraiser, then the Third Appraiser shall be selected by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Third Appraiser within ten (10) business days thereafter, then the Third Appraiser shall be appointed by the presiding judge of the San Diego Superior Court. Landlord and Tenant shall each pay the cost of their own appraiser and shall share equally the cost of the Third Appraiser (and, if necessary, court costs to appoint such appraiser). Any appraiser designated to serve in accordance with the provisions of this Lease shall be disinterested and shall be an MAI appraiser and professionally qualified to appraise the Premises with at least ten (10) years experience in appraising similar properties in the Comparison Area. The three (3) appraisers shall within thirty (30) days of the appointment of the Third Appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rate and shall notify Landlord and Tenant thereof. The Fair Market Rate for the Premises is closest to the actual Fair Market Rate for the Premises as determined by the arbitrators, taking into account the requirements above. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Any appraisals to be provided pursuant to this Lease shall be submitted to Landlord and Tenant within ten (10) business days after the last of the three appraisers has been selected. After reaching a decision, the appraisers shall give written notice of such decision to the parties and the same shall thereupon be deemed to be the initial Base Rent for the Option Period.

          4.   CONSTRUCTION AND POSSESSION.

               (a) Landlord shall construct at Landlord's sole cost and expense, (i) the Building Shell for Building A and Building B and Site Improvements in accordance with the Building Shell and Site Improvement Plans, and (ii) the Core Improvements for Building A and Building B in accordance with the Core Improvement Plans (collectively, the "Project Plans" and the "Project Work"). The Project Plans are described on Exhibit B attached hereto and have been reviewed and approved by Tenant. Landlord shall notify Tenant of any material changes to the Project Plans. Landlord agrees to furnish all of the material, labor and equipment for the construction of the Project Work in a good and workmanlike manner in conformance with the Project Plans and in compliance with all then applicable building laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments with jurisdictional authority over the construction of the Project Work, including, but not limited to, the Americans With Disabilities Act and Title 24 (the "Applicable Laws"). Landlord shall obtain all necessary final inspections and approvals from the governmental authorities having jurisdiction over the Project Work, as well as a certification of substantial completion of the Project Work by Landlord's architect, unless prevented from so doing as a result of the construction of the Tenant Improvements, in which case Landlord and Tenant shall cooperate to acquire such certificate in conjunction with the approval of the Tenant Improvements. In connection with the Project Work, Landlord agrees to maintain all construction warranties and guarantees for the mutual benefit of Landlord and Tenant, provided that Tenant does not void any of such construction warranties and guarantees as a result of the construction of the Tenant Improvements.

               (b) At such time as Landlord has completed the Project Work to the extent that construction of the Tenant Improvements can actually commence as reasonably determined by Landlord's architect, Tenant shall construct the Tenant Improvements in accordance with the tenant improvement plans and specifications approved by Landlord as set forth herein ("Tenant Improvement Plans") at Tenant's expense, including (i) design and architectural fees, (ii) engineering fees, (iii) costs of processing and obtaining permits from the City of San Diego and any other governmental entity with jurisdiction over the Premises, (iv) water and sewer connection charges and other expenses related thereto, and (v) any other costs and expenses for the design, permitting and construction of the Tenant Improvements, subject to Landlord providing the Tenant Improvement Allowance described in Paragraph 4(d) below. The Tenant Improvements shall be constructed in accordance with the Union Guidelines attached hereto as Exhibit
C. The Tenant Improvement Plans may show the location of trash enclosures, Hazardous Material enclosures, HVAC enclosures, and emergency generators located outside of the Premises, subject to the reasonable approval of Landlord. Tenant shall retain its own architect, engineers and contractors for the design and construction of the Tenant Improvements. Landlord and Tenant agrees that the architect for the Tenant Improvements shall be Pacific Cornerstone Architects, and the contractor for the Tenant Improvements shall be selected by Tenant, subject to Landlord's reasonable approval; provided that Tenant shall have the right to substitute a different architect or contractor (subject to Landlord's reasonable approval) if, in Tenant's sole and absolute discretion, the architect's or contractor's performance is unacceptable to Tenant or Tenant and the architect or contractor are unable to consummate a formal agreement for their services. Tenant shall, at Tenant's sole cost and expense, (i) cause to be prepared by Tenant's architect proposed Tenant Improvement Plans, and, (ii) submit two sets of the proposed Tenant Improvement Plans to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Any revisions and supplements to the Tenant Improvement Plans shall also be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. After Landlord has approved the Tenant Improvement Plans in writing, Tenant shall proceed with due diligence to perform the construction and complete the Tenant Improvements as described in the Tenant Improvement Plans, including obtaining and paying the cost of all permits and fees required for construction of said Tenant Improvements. Tenant shall obtain and provide to Landlord a certificate of occupancy as soon as possible after completion of the Tenant Improvements. Upon final completion of the Tenant Improvements, Tenant shall furnish Landlord copies of all final inspections and approvals issued by any governmental authority having jurisdiction over the work of improvement and of Tenant's legal occupancy of the Premises. The Tenant Improvements constructed by Tenant shall become part of the real property comprising the Premises unless otherwise agreed by Landlord in writing.

               (c) Tenant shall only use contractors and subcontractors which have procured, paid for and maintain worker's compensation insurance and public liability insurance in an amount not less than $1,000,000 and which are licensed in the State of California. Prior to commencement of such work, Tenant shall provide Landlord with certificates of insurance evidencing such coverage, endorsed to name Landlord and Tenant as an additional insureds.

               (d) Landlord shall pay for the cost of Tenant Improvements the sum of $100.00 per square foot of Rentable Area in the Premises ("Tenant Improvement Allowance"). If the cost of Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay such excess as the costs are incurred. The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant. The Tenant Improvement Allowance may be used only for the following items and costs:

                    (i) Payment of the reasonable fees of Tenant's architect, engineers and other consultants incurred or paid by Tenant in connection with the Tenant Improvements up to, but not exceeding, an aggregate amount equal to Four Dollars ($4.00) per Rentable Square Foot of the Premises;

                    (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements, including water and sewer connection charges;

                    (iii) The cost of construction of the Tenant Improvements but, unless specifically provided to the contrary herein, only to the extent such Tenant Improvements will be permanently affixed to the Premises and become a part of the realty under applicable laws;

                    (iv) The cost of any changes in the Project Plans when such changes are requested by Tenant or required by the Tenant Improvement Plans for the construction of the Tenant Improvements, such costs to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                    (v) The cost of any changes to the Tenant Improvement Plans or Tenant Improvements required by any applicable laws, codes, regulations, ordinances, or building codes;

                    (vi) Costs associated with Tenant's fixturization of the Premises (including cabling and telecommunications costs), not to exceed Eight Dollars ($8.00) per square foot of Rentable Area;

                    (vii) Any costs described in subsections (i) through (vi) above contained in a change order requested by Tenant and approved by Landlord.

               (e) Tenant shall prepare a budget for the Tenant Improvements ("Tenant Improvement Budget"), including design fees, costs of processing and obtaining permits from the City of San Diego and any other governmental agency with jurisdiction over the Premises, architect fees and other costs incurred in the design and construction of the Tenant Improvements. The Tenant Improvement Budget, and all revisions thereto, shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. As work progresses on the Tenant Improvements, Tenant shall submit an application for payment ("Application for Payment") to Landlord no more often than monthly, and by the twenty-fifth (25th) day of the month, for disbursement of the Tenant Improvement Allowance. Applications for Payment may be made only for work actually completed or services actually provided (including any deposits Tenant is obligated to submit) and shall include a detailed description of such completed Tenant Improvement work or services. Applications for Payment shall include copies of the invoices to Tenant by Tenant's contractor(s) or other vendors for the work completed. As a condition of payment of any Application for Payment, Landlord may require the certification by both Tenant and Tenant's architect that the described Tenant Improvement Work or services have been completed. Landlord shall disburse the requested funds, less a ten percent (10%) retention, the aggregate of which shall be referred to herein as the "Retention Amount," from the Tenant Improvement Allowance to the invoicing party (or, in Landlord's discretion, directly to Tenant) no later than the tenth (10th) day of each calendar month for Applications for Payment with required supporting documentation received on or before the twenty-fifth (25th) day of the previous calendar month. Tenant agrees to reasonably cooperate with Landlord in compiling the Applications for Payment in form and content satisfactory to Landlord.

               (f) Landlord shall pay to Tenant the amount of the Retention Amount within thirty (30) days after all of the following have occurred: (i) Landlord has received evidence of payments by Tenant equal to or in excess of the Tenant Improvement Allowance for items of cost which are reimbursable hereunder, (ii) lien releases from all contractors, subcontractors, laborers, materialmen or other parties performing any portion of the Tenant Improvement Work; together with, if Landlord so elects, mechanics' lien endorsements from the title company which has issued title insurance to Landlord with regard to the Development (iii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Premises, the structure or exterior appearance of the Premises, or any other Development Occupant's use of the Development, (iv) the Tenant's architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of Tenant Improvements has been completed in accordance with the Tenant Improvement Plans approved by Landlord, (v) submittal to Landlord of the final inspection cards from of all governmental agencies, along with the certificate of occupancy and (vi) Tenant is not otherwise in default of any of its obligations hereunder.

               (g) Landlord shall tender possession of the Premises to Tenant for construction of the Tenant Improvements at such time as the Project Work has progressed to the point that construction of the Tenant Improvements can actually commence, but subject to reasons of Force Majeure and Tenant Delay, no later than February 1, 2001. Tenant agrees that, subject to reasons of Force Majeure and Tenant Delay, in the event possession of the Premises for construction of the Tenant Improvements is not tendered to Tenant by February 1, 2001, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, but subject to reasons of Force Majeure and Tenant Delay, if the Premises are tendered to Tenant after February 1, 2001, the Term Commencement Date shall be extended one day for each day of delay beyond February 1, 2001. Without limiting the generality of the foregoing, Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Premises; provided however, subject to reasons of Force Majeure and Tenant Delay, if the Premises are not tendered to Tenant for construction of the Tenant Improvements on or before April 1, 2001, Tenant at its election by written notice given to Landlord on or before April 15, 2001, may terminate this Lease, in which event Landlord shall return to Tenant the Security Deposit and any other monies deposited with Landlord, and neither Landlord nor Tenant shall have any further obligation to the other. The term "Commencement Date" shall mean the earlier of (i) the date Tenant receives a certificate of occupancy for the Premises after completion of the Tenant Improvements, or (ii) six (6) months after Landlord tenders possession of the Premises to Tenant for construction of the Tenant Improvements. Notwithstanding reasons of Force Majeure, but subject to Tenant Delay, in the event Landlord has not tendered possession of the Premises to Tenant for the construction of the Tenant Improvements on or before October 1, 2001 (such date, as the same may be extended by matters of Tenant Delay, being referred to herein as the "Outside Delivery Date"), then in such event, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord on or before the date that is ten (10) days after the Outside Delivery Date. Also, notwithstanding anything herein to the contrary, in the event the Loan which is the subject of the Loan Commitment is not funded within ninety (90) days of the satisfaction of the Loan Commitment Condition, then either party may, by written notice to the other, tendered within five (5) business days of such ninetieth (90th) day, terminate this Lease. In the event of such termination, any and all monies deposited with Landlord by Tenant hereunder shall be reimbursed to Tenant within ten (10) days of such termination, including, but not limited to, any and all Security Deposits and payments of rent hereunder.

               (h) For purposes of this Lease, "Tenant Delay" shall mean any delay in the Project Work which occurs as the result of (i) any request by Tenant that Landlord perform any work in addition to or as a change or modification to the Project Work, or any request by Tenant that Landlord delay in the commencement or completion of the Project Work for any reason, (ii) any change requested or caused by Tenant to the Project Plans, including any modifications to the Project Plans caused by the Tenant Improvement Plans prepared by Tenant, (iii) any failure of Tenant to respond to any request for approval of Landlord required hereunder within the time periods provided hereunder after receipt of request therefore, or (iv) any delay in the Project Work caused by the installation of Tenant's fixtures in the Premises and/or the performance of any other part of the construction of the Tenant Improvements.

               (i) Tenant understands that the Project Work may not be complete at the time possession of the Premises is tendered to Tenant for construction of the Tenant Improvements, but will be in a condition such that construction of the Tenant Improvements can reasonably commence. Landlord shall fully complete construction of the Project Work no later than the date Tenant completes construction of the Tenant Improvements subject to minor punch-list items and completion of certain Site Improvement Work, such as landscaping or striping the parking lot, which does not materially impact Tenant's use of the Premises. In the event that the Project Work is not fully completed by the date Tenant completes the Tenant Improvements, and if a certificate of occupancy cannot be issued solely as a result of such failure of Landlord to complete the Project Work, neither the Term of this Lease nor Tenant's obligation to pay rent shall commence until a certificate of occupancy for the Premises has been issued by the City of San Diego.

               (j) Landlord and Tenant shall diligently and in good faith cooperate with one another, and shall cause their architects and contractors to cooperate with one another on the Project Work and the Tenant Improvements, to insure, among other benefits, timely and cost effective design, permitting and construction.

               (k)  Any dispute between Landlord and Tenant arising under this
Article 4 that is not resolved by the parties within fifteen (15) days shall be promptly resolved by binding arbitration conducted by a single neutral arbitrator in San Diego, California, under the Commercial Rules of the American Arbitration Association. In order that completion of the Project Work and Tenant Improvements is not delayed, the party responsible for construction or other performance shall continue to perform pending completion of the arbitration proceeding.

               (l) Prior to the Commencement Date, Landlord and Tenant will jointly conduct a walk-through inspection of the Premises and will jointly prepare a punch-list ("Punch-List") of any items required to be completed by Landlord as part of the Project Work and which require finishing or correction. The Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted, which damage will be corrected or repaired by Landlord, at Tenant's expense or, at Landlord's election, by Tenant, at Tenant's expense. Other than the items specified in the Punch-List, and subject to Landlord's obligations regarding repair and maintenance contained herein, and except for latent defects in the construction of Landlord's Work by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its condition on the date of delivery of possession, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and occupancy of the Premises and to have acknowledged that the Project Work has been completed as required and that there are no additional items needing work or repair by Landlord. Landlord will cause all items in the Punch-List to be repaired or corrected within thirty (30) days following the preparation of the Punch-List or as soon as practicable after the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Development or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business except as set forth in this Lease.

          5.   RENT.

               (a) Monthly Base Rent. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Paragraph 1(r).

               (b) Additional Rent. This Lease is what is commonly called a "Net, Net, Net Lease", it being understood that, except as otherwise expressly provided herein, the Landlord shall receive all rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the Base Rent, Tenant shall pay to the parties respectively entitled thereto, or satisfy directly, all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other costs, obligations, liabilities, requirements, and expenses which arise with regard to the Premises or may be contemplated under any provisions of the Lease during the Term, except as otherwise expressly provided in this Lease. Such obligations of Tenant shall include, without limiting the generality of the foregoing, the reimbursement to Landlord of costs incurred in fulfilling its repair and maintenance obligations hereunder, including specifically those set forth in Paragraph 14, except as otherwise provided herein. All of such charges, costs, obligations, liabilities, requirements, and expenses shall constitute additional rent, and upon the failure of Tenant to pay or satisfy any of such costs, charges, obligations, liabilities, requirements, or expenses, Landlord shall have the same rights and remedies as otherwise provided in the Lease for the failure of Tenant to pay rent. It is the intention of the parties, that, except as otherwise expressly provided herein, the Lease shall not be terminable for any reason by the Tenant, and that Tenant shall in no event be entitled to any abatement, offset, deduction, or reduction of rent payable under the Lease. Tenant's sole recourse to resolve a dispute under the Lease shall be to a court of law, except for any arbitration or appraisal rights provided by this Lease, and except that either Landlord or Tenant shall have the right to submit any unresolved dispute between Landlord and Tenant regarding any amounts and charges to be paid by Tenant to binding arbitration under the commercial rules of the American Arbitration Association in San Diego, California. Except as otherwise expressly provided herein, Tenant shall have no right to offset any damages of claims against any payments due Landlord unless and until incorporated into a judgment of the Superior Court of San Diego County, regardless of whether or not the judgment is appealed. Any present or of future law to the contrary shall not alter this agreement of the parties. Consequently, all amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, the reimbursement to Landlord of costs incurred in fulfilling its repair and maintenance obligations hereunder, including specifically those set forth in Paragraph 14, real property taxes, insurance and repairs, will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

               (c) Late Payments. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

          6.   OPERATING EXPENSES.

               (a) Operating Expenses. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant's Percentage of Operating Expenses for the Development as defined below. Any Common Area Operating Expenses and Real Property Taxes and Assessments that are specifically attributable to a Building or to any other building in the Development or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes and Assessments that are not specifically attributable to a Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Development. The inclusion of the improvements, facilities and services set forth in Subparagraph 6(f) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Development already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

               (b) Estimate Statement. Prior to the Commencement Date and on or about February 15 of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate both the Operating Expenses and Tenant's Percentage of Operating Expenses for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, one-twelfth (1/l2th) of the estimated Tenant's Percentage of Operating Expenses each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of the estimated Tenant's Percentage of Operating Expenses (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that

Tenant's Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

               (c) Actual Statement. On or about March 1 of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is more than the total Operating Expenses paid by Tenant on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is less than the total Operating Expenses paid by Tenant on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant's Percentage of the Operating Expenses due under this Lease.

               (d) Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year through the expiration or termination date.

               (e) Tenant's Audit Rights. Landlord agrees that it shall maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Such records shall be kept until two (2) years after the termination of this Lease. At any time within two (2) years of Tenant's receipt of any statement from Landlord relating to Operating Expenses, Landlord shall furnish Tenant, following Tenant's written request therefor, for Tenant's audit, invoices and other source documents relating to Operating Expenses and Landlord shall provide in reasonable detail the calculation of Tenant's Percentage of the Operating Expenses; provided, however, that any such examination or audit may not be conducted by any auditor whose compensation is in any way commission based, must be conducted by a certified public accountant, and further provided that any such examination shall be at Tenant's sole cost and expense, except as otherwise provided herein. If it is determined from Tenant's audit of such Operating Expenses that Tenant was overcharged by more than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Operating Expenses the amount of the overcharge and the reasonable costs associated with the audit, excluding travel and lodging costs (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit determines that the Tenant was overcharged less than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Operating Expenses the amount of the overcharge and Tenant shall bear its own expenses of the audit. If the audit shall determine that Tenant was undercharged for the Operating Expenses, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall bear its own expenses of the audit. In any case, Landlord shall bear any expenses it incurs related to the audit. Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the term of this Lease shall be prorated between Landlord and Tenant so that Tenant shall pay only that portion thereof which the part of such period within the Lease term bears to the entire period.

               Any dispute, matter or question arising out of Tenant's audit shall be resolved by binding arbitration before a panel of three (3) arbitrators under the commercial rules of the American Arbitration Association in San Diego, California. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned, to Landlord or Tenant or to any person directly or indirectly related to Landlord or Tenant, shall be CPA's and have a minimum of five (5) year's experience in commercial real estate.

               The decision rendered in such arbitration shall be final and binding on the parties and judgment thereon may be entered by any court having jurisdiction thereof. Neither party shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. Each party shall bear one-half (1/2) of the costs of the arbitration and shall bear the fees and expenses of its own counsel, witnesses and other consultants. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Lease without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Lease. Pending a determination of the arbitrators, the parties shall conduct business under this Lease assuming the Landlord's position prevailed with appropriate and immediate adjustments, if necessary, after the issuance of the opinion.

               (f) Items Included in Operating Expenses. The term "Operating Expenses" as used in the Lease means: all costs and expenses of operation and maintenance of all Buildings and Common Areas of the Development, including but not limited to any sports courts and recreational facilities of the Development made available to Tenant and its employees as part of the Common Areas except as set forth in this Lease, as determined by standard accounting practices, calculated utilizing the pro rata share of the Rentable Square Footage of the Premises compared to the Rentable Square Footage of the Buildings in the Development constructed and available for occupancy as of the date of the expenditure, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Subparagraph 6(h) below: (i) Real Property Taxes and Assessments (as defined in Paragraph 4(g) below) and any taxes or assessments imposed in lieu thereof; (ii) any and all assessments imposed with respect to the Development pursuant to any covenants, conditions and restrictions affecting the Development, the Common Areas or the Buildings; (iii) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (iv) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Development or the Premises or the parking facilities serving the Building or the Premises;
(v) costs of insurance obtained by Landlord pursuant to Paragraph 19 of the Lease; (vi) waste disposal and janitorial services; (vii) security; (viii) costs incurred in the management of the Development, including, without limitation:
(1) supplies, and (2) a management/administrative fee equal to two and one-half percent (2.5%) determined as a percentage of the annual base rents of the Project; (ix) supplies, materials, equipment and tools including rental of personal property used for maintenance; (x) maintenance, costs and upkeep of all parking and other Common Areas; (xi) depreciation on a straight line basis and rental of personal property used in maintenance; (xii) costs and expenses of gardening and landscaping; (xiii) maintenance of signs (other than signs of tenants of the Development); (xiv) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (xv) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items; and (xvi) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all capitalized expenditures after completion of the Project Work in excess of $10,000 per item and which are: (1) reasonably intended to produce a reduction in operating charges or energy consumption; (2) required under any governmental law or regulation; (3) for replacement of any equipment or other capital items of the Development deemed necessary by Landlord to operate the Development at the same quality levels as prior to the replacement; or (4) are otherwise includable in Common Area Expenses pursuant to application of sound real estate management principals (including, but not limited to, parking lot repair and resurfacing).

          (g) Real Property Taxes and Assessments. The term "Real Property Taxes and Assessments" means: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Buildings, Common Areas or the Development (as such terms are defined in the Lease), including the following by way of illustration but not limitation: (i) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;
(ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants (it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease); (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Development or the rent payable by Tenant hereunder or other tenants of the Development, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations; (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or (v) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part. Notwithstanding anything in this Subparagraph (g) to the contrary, unless and until Building C has been constructed, the Real Property Taxes and Assessments attributable to Parcel (Building C) shall not be included within the definition of Operating Expenses.

          (h) Items Excluded From Operating Expenses. Notwithstanding the provisions of Paragraphs 6(f) and 6(g) above to the contrary, "Operating Expenses" will not include:

              (i) Landlord's federal or state income, franchise, inheritance or estate taxes;

              (ii)  any ground lease rental;

              (iii) costs incurred by Landlord for the repair of damage to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

              (iv) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices;

              (v) brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Development;

              (vi) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Development;

              (vii) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Development, or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Development, including space planning and interior design costs and fees;

               (viii) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Development; provided, however, that Operating Expenses will include those attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with third parties (who are not tenants of the Development) or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Development, and such other matters relating to the maintenance of standards required of Landlord under the Lease and where such claims or costs are incurred because of acts or omissions of third parties who are not tenants of the Development;

               (ix) except for the administrative/management fees described in Subparagraph 6(f) above, any fees or salaries of principals or employees of Landlord and any other costs of Landlord's overhead;

               (x) all items and services for which Tenant or any other tenant in the Development reimburses Landlord (other than through operating expense pass-through provisions);

               (xi) electric power costs for which any tenant directly contracts with the local public service company;

               (xii) costs arising from Landlord's charitable or political contributions;

               (xiii)  costs incurred for the Project Work;

               (xiv) costs incurred for the repair, maintenance or replacement of the structural components of the footings, foundation, ground floor slab, and load bearing walls of the Premises caused by defects in the construction thereon (but excluding painting and ordinary maintenance and repair of exterior surfaces);

               (xv) costs incurred on account of any soils contamination existing prior to the Commencement Date, on account of any soils subsidence or slippage, or to maintain, repair or replace any retaining walls in the Development caused by such soils subsidence or slippage;

               (xvi) costs incurred to correct any defects in design, materials or construction of the Project Work, or to comply with Landlord's agreement in Subparagraph 4(a) to furnish all of the material, labor and equipment for the construction of the Project Work in a good and workmanlike manner in conformance with the Project Plans and in compliance with all Applicable Laws;

               (xvii) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination;

               (xviii) costs incurred in connection with the financing, sale or acquisition of the Premises or any portion thereof;

               (xix) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust or mortgage affecting the Premises or any portion thereof;

               (xx) costs incurred as a result of Landlord's violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

               (xxi) advertising, marketing, media and promotional expenditures regarding the Development and costs of the initial construction of any signs in or on the Development identifying the owner, lender or any contractor thereof;

               (xxii) to the extent the useful life of repairs or replacements (other than repairs or replacements to Tenant Improvements) which, under generally accepted accounting principles consistently applied, would be considered a capital cost in excess of $12,000 per item, exceeds the remainder of the term of the Lease (as such useful life is determined under generally accepted accounting principals), the pro rata portion of the cost thereof attributable to the period following the expiration of the Term; provided, however, if Tenant thereafter extends the Term of the Lease, Landlord may recover the portion of the cost not previously recovered to the extent it falls within the period of the extended Term;

               (xxiii) the amounts of any payments to Landlord or to subsidiaries or affiliates of Landlord for goods or services in the Building in excess of the cost of such goods or services if they were provided by unaffiliated third parties on a competitive basis;

               (xxiv) costs of insured losses to the extent of insurance proceeds provided to Landlord, except payable by Tenant pursuant to Paragraph 20 of this Lease;

               (xxv) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

               (xxvi) costs associated solely with the operating of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Development by the Landlord (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Development, costs of entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Premises, and costs incurred in connection with any disputes between Landlord and its employees, or between Landlord and other tenants or occupants), and Landlord's general corporate overhead and general and administrative expenses;

               (xxvii) costs arising from Landlord's charitable and political contributions;

               (xxviii) any gifts provided to any entity whatsoever, including but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

               (xxix) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord for passing through the costs of any such service contract if otherwise included in Operating Expenses);

               (xxx)    all items and services that Tenant reimburses
Landlord for;

               (xxxi) any expense resulting from the active or gross negligence or willful misconduct of Landlord, its agents, contractors or employees, to the extent Landlord is actually reimbursed for such costs, to remedy damage caused by or resulting from the negligence or willful misconduct of any licensees in the Project, including their agents, contractors and employees;

               (xxxii)  reserves for anticipated future expenses; and

               (xxxiii) insurance deductibles for damage caused by earthquake, and underinsured portions of losses on account of damage to the Building Shell, Site Improvements and Core Improvements.

          7.   DEPOSIT.

               (a) Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(t). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord's written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. Should Landlord sell its interest in the Premises during the Term hereof and deposit with the purchaser thereof the then unappropriated Security Deposit funds, Landlord will be discharged from any further liability with respect to such Security Deposit.

               (b)  Letter of Credit.

                    (i) Form of Letter of Credit. In addition to its primary
                        ------------------------
obligations under this Lease and as part of the Security Deposit required above, Tenant shall, within three (3) days after the satisfaction of the Loan Commitment Condition, and continuing throughout the Lease Term, provide security against a default by Tenant under this Lease by delivering to Landlord an unconditional, irrevocable, standby letter of credit ("LC"), naming Landlord as the payee thereunder, with terms as described in more detail below. The LC shall be initially be in an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00), which amount shall be increased to Three Million One Hundred Ten Thousand Dollars ($3,110,000.00) no later than three (3) days after the Commencement Date. The LC shall be issued by a money center bank (a bank which accepts deposits, maintains accounts, has a local San Diego, Orange County, or Los Angeles office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and shall be in a form and content reasonably acceptable to Landlord and in the form required hereunder. The LC shall be drawable by Landlord upon presentation of a sight draft or demand to the LC issuer. Landlord may present such a sight draft or demand if (1) the LC has not been renewed and replaced by Tenant by thirty (30) days prior to the expiration date of the then effective LC, or (2) Tenant commits a default under the Lease and has not either (A) timely cured the same, as provided herein, or (B) prior to thirty (30) days prior to the expiration of the LC, whichever occurs first, cured the same; provided, however, proceeds of the drawn LC shall be applied to damages or charges to which Landlord is entitled under the Lease as a result of Tenant's default. The LC is not intended to represent liquidated damages for Tenant's default, but only a mechanism for paying the damages or charges to which Landlord may be entitled. If allowed by the issuing bank, Landlord shall be entitled, at Landlord's sole cost and expense, to grant a security interest in, or make a collateral assignment of, Landlord's rights under the LC in connection with mortgage indebtedness incurred by Landlord to a bona fide third-party institutional lender in an arm's-length transaction; provided, however, that any grantee of a security interest or assignee of a collateral assignment acknowledges in writing that the LC is bound by the terms of this Lease. Tenant shall otherwise pay all expenses, points, and/or fees incurred in obtaining the LC.

                    (ii) Conditional Reduction of Security. Provided Tenant has
                         ---------------------------------
not been in default (after expiration of any applicable notice and cure period) of its monetary obligations under this Lease three (3) times or more, and provided Tenant has accepted the Premises and as provided in Paragraph 4 and is occupying the Premises, and further provided and for so long as Tenant has at least Seventy Million Dollars ($70,000,000) cash, cash equivalents and liquid investments on hand (the "LC Cash Threshold Amount"), then commencing with the thirteenth (13/th/) month of the Lease Term, the amount of the LC shall be reduced by fifty percent (50%); provided, however, the amount of the LC shall only be so reduced for so long as Tenant retains at least the LC Cash Threshold Amount in cash, cash equivalents and liquid investments in its accounts. Commencing with the twenty fifth (25/th/) month of the Lease Term, the amount of the LC Cash Threshold Amount shall be reduced to Fifty Million Dollars ($50,000,000. In any event, and regardless of the amount of cash, cash equivalents and liquid investments Tenant has in its accounts, the LC shall be reduced to fifty percent (50%) of the initial amount at the commencement of the seventh (7th) Lease Year, and shall be reduced by seventy five percent (75%) at the commencement of the ninth (9th) Lease Year. For the first six (6) years of the Lease Term, Tenant shall provide to Landlord, on a quarterly basis, Tenant's financial statements and annual audited financials.

          8.   USE.

               (a) Tenant's Use of the Premises. The Premises may be used for the use or uses set forth in Subparagraph 1(v) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

               (b) Compliance. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with:
(i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Development, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Development are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.

               (c) Hazardous Materials. Except as provided below, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Development or any portion thereof by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Development or any portion thereof by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Laws, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's use of the Premises as permitted hereunder provided that Tenant's handling, storage, use and disposal procedures are in compliance with all Applicable Laws, the Rules and Regulations governing the Development and any CC&R's. Landlord shall have the right, during the Lease Term, or upon the expiration or earlier termination of the Term of this Lease, to cause, at Tenant's cost, a duly qualified and licensed environmental consultant to conduct an environmental audit of the Premises. The identity of the consultant and the scope and detail of the audit shall be subject to Landlord's reasonable discretion. If the audit recommends additional testing, then Tenant shall conduct such tests at its expense. If the audit and/or tests reveal the presence of Hazardous Materials at, on or under the Premises attributable to Tenant's activities at the Premises, then Tenant shall, in addition to its obligation to reimburse Landlord for the cost of such audit, remediate and mitigate the same, at its expense, as necessary to obtain a final "no further action" letter (or equivalent) from all governmental agencies having jurisdiction. In addition, if at any time during the Term Tenant is required to file reports or manifests concerning its use of Hazardous Materials at the Premises or concerning Hazardous Materials contamination or remediation, then Tenant shall concurrently provide Landlord with a copy of the same. Landlord represents and warrants that, as of the Commencement Date of this Lease, to Landlord's actual knowledge, except as disclosed in writing to Tenant, there are no Hazardous Materials located on the Premises. For purposes of this Lease, "Landlord's actual knowledge" means the actual knowledge of William P. Tschantz and/or Ned Banning, without duty of investigation.

               (d) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Buildings, other than in compliance with all Applicable Laws, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises or the Development (including, without limitation, through the plumbing or sanitary sewer system).

               (e) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees, which arise during or after the Term of this Lease and which result from or arise out of or involve any Hazardous Substance brought onto or created on the Premises or the Development by or for Tenant or its agents or by anyone under Tenant's control or with Tenant's constructive knowledge or consent. Tenant's obligations under this Paragraph 6.2(e) shall include, but not be limited to, (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (ii) the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, (iii) diminution in value of the Premises or any portion of the Development, (iv) damages for the loss or restriction on use of any portion or amenity of the Premises or Project, (vi) damages arising from any adverse impact on marketing of space in the Premises or the Development, (v) damages and the costs of remedial work to other property in the vicinity of the Development owned by Landlord or an affiliate of Landlord, (vi) any consultant fees, expert fees, and attorneys' fees incurred in connection therewith and, (vii) shall survive the expiration or earlier termination of this Lease. No expiration or termination of this Lease and no termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

               (f) Exculpation of Landlord. Other lessees of the Development may be using, handling or storing certain Hazardous Substances in connection with such lessees' use of their premises. The failure of another lessee to comply with applicable laws and procedures could result in a release of Hazardous Substances and contamination to the Development, or any part thereof or the soil and ground water thereunder. In the event of such release, the lessee responsible for the release, and not Landlord, shall be solely responsible for any claim, damage or expense incurred by Tenant by reason of such contamination. Except for a breach of Landlord's representation in Paragraph 6(c), Tenant waives any rights it may have to later assert that the foregoing release does not cover unknown claims. Tenant and anyone claiming by, through or under Tenant hereby fully and irrevocably releases Landlord, its partners and their respective employees, officers, directors, representatives, agents, successors and assigns from any and all claims that it may now have or hereafter acquire against such persons and entities for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any environmental matters affecting the Property, or any portion thereof. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant's release of Landlord. Tenant specifically waives the provision of California Civil Code (S) 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

             ________________________             _____________________
               Landlord's Initials                  Tenant's Initials

               (g) Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within ten (10) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

          9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(b) prior to the Commencement Date and at the Premises after the Commencement Date, and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other, except that, after the Commencement Date, the Landlord may in any event use the Premises as Tenant's address for notice purposes.

          10. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(w), the commissions of whom shall be paid by Landlord. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

          11.  SURRENDER; HOLDING OVER.

               (a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, but in any event with the plumbing, heating, ventilation and air conditioning systems in working order and all carpets and other floor areas cleaned, together with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. At least ninety (90) days, prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove as well as any repairs Tenant is to make upon surrender of the Premises as required by this Lease. During such ninety (90) day period, Landlord may, at its option and at its expense, retain the services of one or more inspectors or consultants to inspect the Premises and all equipment and fixtures located therein to determine if they are in the condition required for proper surrender by Tenant. If any such inspections disclose any deficiencies in the condition of the Premises, Tenant will promptly cause the same to be corrected in a good and workmanlike manner at Tenant's sole cost and expense prior to the surrender date. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

               (b) Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to pay costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

          12.  TAXES.

               (a) Payment of Taxes. Tenant agrees to pay all Real Property Taxes and Assessments, as defined in Subparagraph 6(g) above, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the due date of such payment. Tenant agrees to promptly furnish Landlord with satisfactory evidence that such Real Property Taxes and Assessments have been paid. If any such Real Property Taxes and Assessments paid by Tenant shall cover any period of time prior to or after the expiration of the term thereof, Tenant's share of such Real Property Taxes and Assessments is to be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord will promptly reimburse Tenant to the extent required. If Tenant fails to pay any such Real Property Taxes and Assessments, Landlord will have the right to pay the same, in which case Tenant will repay such amount to Landlord with Tenant's next rent installment together with interest at the Interest Rate. In the event Tenant occupies a portion of a larger building and real property taxes are billed to Landlord, Tenant shall pay its pro rata share as determined in Paragraph 12(c) below of said taxes within ten (10) days after billing by Landlord.

               (b) Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes and Assessments for all of the land and improvement included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof shall be conclusive and binding upon Tenant.

               (c) Personal Property Taxes. Tenant agrees to pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant will cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property is assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

          13. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements, "Utility Installations" and decorations to the Premises (collectively, "Alterations") subject to and only upon the following terms and conditions:

               (a) Prohibited Alterations. Tenant may not without Landlord's prior written consent, which may not be unreasonably withheld or delayed, make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, roof, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises. As used in this Paragraph 13, the term "Utility Installations" means carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating, ventilation and air conditioning systems, plumbing systems, fencing, landscaping, signage, telephone, cable or other communication systems of any kind, satellite or other radio or television reception or transmitting devices, or gas lines.

               (b) Landlord's Approval. Before proceeding with any Alterations, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not listed by Subparagraph 13(a) above and which cost less than Fifty Thousand Dollars ($50,000) per instance, or One Hundred Thousand Dollars ($100,000) per year (individually, or collectively, the "Alteration Threshold Amount") as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities.

               (c) Contractors. Alterations in excess of the Alteration Threshold Amount may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days' prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if the Alterations in any one instance cost more than One Hundred Thousand Dollars ($100,000), if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

               (d) Manner of Performance. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to interfere with the occupancy of any other tenant the Development, nor impose any additional expense upon Landlord; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

               (e) Ownership. The Tenant Improvements and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, (i) Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease, and (ii) Tenant may, by written notice delivered to Landlord concurrently with the final working drawings for any Alterations, and with Landlord's written approval, identify those Alterations which Tenant reserves the right to remove at the expiration or earlier termination of the Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph 13. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease. Tenant, at its sole cost and expense, shall repair any damage to the Premises caused by the removal of any Alterations (or, with Landlord's consent, Tenant may pay to Landlord all of Landlord's costs of such removal and repair).

               (f) Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment (such as telephones, copy machines, computer terminals, refrigerators and facsimile machines) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

               (g) Removal of Alterations. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option (without liability to Tenant for loss thereof), treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days' prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

          14.  REPAIRS.

               (a) Tenant's Obligations. Except for Landlord's obligations under Paragraph 14(c) below, Tenant agrees to keep in good order, condition and repair the Premises and every part thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonable or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, the age or the quality of construction of such portion of the Premises), including, the plumbing, heating, ventilation, air conditioning systems, electrical, lighting facilities and equipment within the Premises, fixtures, interior walls, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and signs located on the Premises. Landlord, at Tenant's sole cost and expense, shall arrange for inspection of the roof of the Premises annually. Tenant shall pay for the costs of such inspections and cooperate with Landlord for the correction of any defects found, including implementation of a preventative maintenance program for the roof. Tenant shall select, procure and maintain, at Tenant's expense, maintenance contracts with contractors approved by Landlord for the heating, ventilating and air conditioning systems, of the Premises and Tenant shall pay for the cost of same. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below.

               (b) Tenant's Failure to Repair. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten
(10) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

               (c) Landlord's Obligations. Subject to Tenant's obligations hereunder, and the provisions of Paragraphs 6 (Common Area Operating Expenses), 20 (Damage or Destruction) and 21 (Eminent Domain), and subject to the reimbursement requirements of Tenant under Paragraph 5(b), Landlord, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment inside the Premises, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, sports courts and all recreational facilities included in the Common Areas, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Paragraph 6. Notwithstanding the foregoing, or anything in this Lease to the contrary, Landlord shall not be responsible to repair or maintain any roof mounted equipment of Tenant or any repairs required due to the installation of such equipment by Tenant pursuant to this Lease, but instead, Tenant shall responsible to repair and maintain any such equipment or make any such repairs as part of Tenant's obligations hereunder Landlord shall not be obligated to, but may elect to, paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature) or to terminate this Lease because of Landlord's failure to keep the Buildings, Development or Common Areas in good order, condition and repair.

          15. LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises or the Development, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Premises or the Development. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

          16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord.

          17. UTILITIES AND SERVICES. Tenant agrees to contract directly for and to pay for all water, gas, heat, light, power, telephone, waste removal, sewer and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant agrees to pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. Tenant agrees to pay for any separate meters that Landlord may install from time to time. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure; provided, however, unless caused by casualty or condemnation to the Building or Project, if interruption of gas, water, electricity, telephone, or fiber optic service lasts for more than six (6) months, Tenant may at its election terminate this Lease by written notice to Landlord.

          18.  ASSUMPTION OF RISK AND INDEMNIFICATION.

               (a) Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises or the Development (except that resulting from the active or grossly negligent or intentionally willful act or omission of Landlord or a Landlord Indemnified Party), (ii) any such damage caused by other tenants or persons in or about the Premises, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Premises, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Buildings or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises, or of defects therein or in the fixtures or equipment.

               (b) Indemnification by Tenant. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(a) above); (ii) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises or elsewhere within the Development; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval by Landlord will not unreasonably withhold.

               (c) Indemnification by Landlord. Landlord will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Tenant and any Tenant Parties, from and against any and all Indemnified Claims arising or resulting from (i) any active or grossly negligent or intentionally willful act or omission of Landlord or a Landlord Indemnified Party, but only to the extent of insurance proceeds available to Landlord; and/or (ii) any material default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Tenant or any Tenant Party by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, agrees to promptly defend the same at Landlord's sole cost and expense by counsel approved in writing by Tenant, which approval by Tenant will not unreasonably withhold.

               (d) Survival; No Release of Insurers. Tenant's and Landlord's indemnification obligations under Subparagraph 18(b) and (c) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, and Landlord's covenants, agreements and indemnification obligations under Subparagraph 18(c) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of this Lease.

          19.  INSURANCE.

               (a) Tenant's Insurance. On or before the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

               (i) "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, and sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Premises including, without limitation, any Tenant Improvements which satisfy the foregoing qualification and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

               (ii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); liquor liability (if Tenant serves alcohol on the Premises); and fire and water damage legal liability. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $3,000,000 each occurrence and $6,000,000 in the aggregate, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect increases in coverages both as recommended by Landlord's insurance carrier and as are commercially reasonable for tenants of first class buildings comparable to the Building, rounded to the nearest five hundred thousand dollars.

               (iii) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

               (iv) Worker's Compensation or similar insurance as required by the laws of the state in which the Premises are located, with at least the following minimum limits of liability: Coverage A - statutory benefits; Coverage B -$1,000,000 per accident and disease.

               (v) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

          (b) Supplemental Tenant Insurance Requirements. All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the state in which the Premises are located. All policies must be issued by insurers with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide. All policies must contain a requirement to notify Landlord (and Landlord's property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within ten (10) days prior to the expiration or termination or any material change, Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent. General Liability and Automobile Liability policies under Subparagraphs 19(a)(ii) and (iii) must name Landlord and Landlord's property manager (and at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's property manager or Landlord's mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant's insurance.

               (c) Building Insurance. Landlord shall obtain, at Tenant's sole cost and expense, a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, and special extended perils ("All Risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss to Landlord, or to the holders of mortgages or the beneficiaries under deeds of trust on the Premises. This insurance shall cover the Buildings, including tenant improvements, heating and cooling equipment or machinery and electrical equipment, as well as any furniture, fixtures, equipment or other personal property owned by Landlord. A Stipulated Value or Agreed Amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance. Tenant agrees to reimburse Landlord for the entire cost of such premiums within five (5) days after demand therefor by Landlord. If the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of such other buildings if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

               (d) Tenant's Use. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Buildings or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Buildings showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

               (e) Cancellation of Landlord's Policies. If any of Landlord's insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises, except for uses permitted by this Lease, and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

               (f) Waiver of Subrogation. Tenant's property ;insurance and Landlord's property insurance shall contain a clause whereby the insurer waives all rights of recovery by way of subrogation against the other. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant's worker's compensation insurance carrier of all rights of recovery by way of subrogation against Landlord.

          20.  DAMAGE OR DESTRUCTION.

               (a) Partial Destruction. If the Premises are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including any contributions required hereunder by Landlord or Tenant and proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of the Tenant Improvements and any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration of the Building Shell and Core Improvements, and, to the extent of insurance proceeds paid to Landlord for loss to Tenant Improvements, to fund such costs toward the reconstruction of the Tenant Improvements by Tenant. Tenant shall be responsible, notwithstanding the availability to Tenant of insurance proceeds, to fund and reconstruct the Tenant Improvements to substantially the same condition as they existed prior to such casualty, and in the manner described in Paragraph 4(b) above, and this Lease will continue in full force and effect.

               (b) Substantial Destruction. Any damage or destruction to the Premises which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either: (i) repair, reconstruct and restore the portion of the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

               (c)  Notice. Under any of the conditions of Subparagraph 20(a) or
(b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

               (d) Tenant's Termination Rights. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within three hundred sixty-five (365) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

               (e) Tenant's Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements and any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements and any Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements and any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

               (f) Abatement of Rent. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

               (g) Inability to Complete. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is one hundred eighty (180) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors) (a) which are beyond the reasonable control of Landlord as described in Paragraph 33, then Landlord may elect to terminate this Lease upon ten (10) days' prior written notice given to Tenant after the expiration of such one hundred eighty (180) day period.

               (h) Damage Near End of Term. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises occurs (i) during the last twenty-four (24) months of the Term of this Lease and where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within ninety (90) days after the date of such casualty, or (ii) during the last twelve (12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord's contractor's repair estimates.

               (i) Waiver of Termination Right. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

               (j) Termination. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

          21.  EMINENT DOMAIN.

               (a) Substantial Taking. If the whole of the Premises or more than fifty percent (50%) of the floor area of the Building or fifty percent (50%) of the land area of the Premises which is not occupied by the Building, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

               (b) Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not constitute a substantial taking under Subparagraph 21(a) above, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated in proportion to the floor area of the Premises which Tenant is deprived of on account of such taking; provided, however, there will be no abatement of rent if the only area taken is that which does not have a building located thereon.

               (c) Condemnation Award. In connection with any taking of all or any portion of the Premises, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

               (d) Temporary Taking. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will not abate, and (ii) Tenant will be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

          22.  DEFAULTS AND REMEDIES.

               (a) Defaults. The occurrence of any one or more of the following events will be deemed a default by Tenant:

                    (i) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, the provisions of California Code of Civil Procedure
Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

                    (ii) The failure by Tenant to observe or perform any other of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law). If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord's concurrence, commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                    (iii) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

               (b) Landlord's Remedies; Termination. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code
Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement Allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term.

               As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (c) Landlord's Remedies; Re-Entry Rights. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

               (d) Landlord's Remedies; Re-Letting. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

               (e) Landlord's Remedies; Performance for Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

               (f) Late Payment. If Tenant fails to pay any installment of rent within five (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with a late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment,
(ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and
(iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three
(3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

               (g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

          23. LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

          24.  ASSIGNMENT AND SUBLETTING.

               (a) Restriction on Transfer. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like other than a Permitted Transfer will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.

               (b) Corporate and Partnership Transfers. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of forty-nine percent (49%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market and will not apply to any transfers resulting from a private placement(s) or an initial public offering of stock if Tenant is not a publicly-held corporation.

               (c) Permitted Controlled Transfers. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern or stock of Tenant (collectively, a "Tenant Affiliate") , provided that:
(i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below;
(ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds the greater of (A) that of Tenant as of the date of execution of this Lease, and (B) the net worth of Tenant as of the date of such proposed transfer; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 is a permitted use.

               (d) Transfer Notice. If Tenant desires to effect a Transfer, then at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent, if such consent is required, to any Transfer until such information is provided to it.

               (e) Landlord's Options. Within ten (10) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, if Landlord's consent is required, Landlord will elect to do one of the following:
(i) consent to the proposed Transfer; or (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below.

               (f) Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a governmental entity; (ii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, or (B) poses a risk or otherwise poses a risk of increased liability to Landlord; or (iv) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease.

               (g) Additional Conditions. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

               (h) Excess Rent. If Landlord consents to any assignment of this Lease, other than an assignment permitted without Landlord's consent under Subparagraph 24(c). Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.

               (i) No Release. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.

               (j) Administrative and Attorneys' Fees. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord any reasonable attorneys' and paralegal fees incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise).

          25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any lessor of a ground or underlying lease with respect to the Premises, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Premises, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder.

          26. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a fully completed, factually accurate statement, in a form substantially similar to the form of Exhibit F attached hereto or as may reasonably be required by Landlord's lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and
(iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

          27. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises and parking and other Common Areas by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

          28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as Exhibit G, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.

          29. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS. If, in connection with Landlord's obtaining or entering into any financing or ground lease affecting the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

          30. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Except during the period of time the Option to Purchase Development Rider attached hereto is in effect, Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Buildings, the Development and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease. Notwithstanding the foregoing, the Landlord originally named in this Lease shall not be relieved from the obligation to construct the Project Work as set forth in Subparagraph 4(a).

          31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

          32. PARKING. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees ("Tenant's Authorized Users"), a non-exclusive license to use, without charge except as set forth in this Lease, its share of the designated parking areas in the Common Areas. Tenant shall have fourteen
(14) marked "visitor" spaces
adjacent to its Premises and shall be entitled to exclusive use of the same, provided, however, that Landlord shall not enforce such designated spaces by preventing others from parking in such spaces. Unless otherwise provided by Landlord in writing, visitor parking in the Development will be on a non-exclusive, in common basis with all other visitors and guests of the Development; provided, however, that notwithstanding the foregoing, Landlord may provide reserved parking for Building C on a similar prorata basis to any reserved spaces provided to Tenant for Buildings A and B. Notwithstanding the foregoing Tenant shall be entitled to use up to 279 of the Unreserved Parking Spaces closest in proximity to the Premises on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations (as defined in Paragraph 28) issued by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit G attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities. If Tenant permits or allows any of the prohibited activities described in this Paragraph 32 then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

          33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay, except as otherwise set forth in this Lease. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

          34. SIGNS. Subject to the requirements of this Paragraph 34, Tenant shall be allowed, to the extent permitted under applicable laws, and the CC&R's, to install, at Tenant's sole cost and expense, (i) Building-top signage in one location per Building identifying Tenant's name on the exterior of the Building A and Building B and signage adjacent to Tenant's main entrance and (ii) signage identifying Tenant's name on a monument sign for the Development at the entrance to the Development. Tenant agrees to have Landlord install and maintain Tenant's identification sign(s) in such designated location in accordance with this Paragraph 34 at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Development in any interior or exterior Common Areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) the CC&R's, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant.

          35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Premises including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Premises and any insurance proceeds payable to Landlord; (b) except as may be necessary to secure jurisdiction of the partnership, no partner of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner of Landlord; (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord and any judgment taken against any partner of Landlord may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any partner of Landlord; (f) the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

          36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon twenty (20) days prior written notice from Landlord, Tenant agrees to provide Landlord with a Tenant's most recent annual financial reports (dated no earlier than twelve (12) months from the date of such request) together with, if required by any prospective lender or purchaser of Landlord, a then current financial statement for Tenant; provided, however, Landlord shall use Landlord's good faith efforts to require that any such prospective lender or purchaser keep such financial statements confidential (except that such prospective lenders and purchasers may disclose such information to their consultants and as may be required by law). Such annual statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant. Any interim financial statements provided by Tenant as may be required above shall be prepared in accordance with generally accepted accounting principles and certified by an officer of Tenant.

          37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

          38. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be bound by any standard of reasonableness in determining whether to grant such consent.

          39.  MISCELLANEOUS.

               (a) Conflict of Laws. This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.

               (b) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

               (c) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, reasonable professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and
(v) bankruptcy litigation.

               (d) Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

               (e) Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

               (f) Prior Agreement; Amendments. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

               (g) Separability. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

               (h) Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

               (i) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

               (j) Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Development, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, and may disclose the terms if required in any filings with governmental agencies or incident to an offering of securities evidencing an ownership interest in Tenant.

               (k) Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

          40.  EXECUTION OF LEASE.

               (a) Tenant as Corporation or Partnership. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

               (b) Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

          IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:                                                 LANDLORD:
ILLUMINA, INC.,                                         DIVERSIFIED EASTGATE VENTURE,
a Delaware corporation                                  an Illinois general partnership

By:________________________________________             By:  Diversified Eastgate Pointe, LLC,
Name:  Jay Flatley                                           a California limited liability company,
Title: President & CEO                                       Its General Partner

By:________________________________________                  By:______________________________________
Name:  John R. Stuelpnagel                                      Its: Manager
Title: Vice President, Business Development
                                                        By:  GFBP Partners, LLC,
                                                             a California limited liability company,
                                                             Its General Partner

                                                             By:______________________________________
                                                                Its: Manager

                                  EXHIBIT A-1
                                  -----------

                               LEGAL DESCRIPTION
                                  OF PREMISES
                                  -----------

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 THROUGH 3 INCLUSIVE OF PARCEL MAP 18286, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JUNE 21, 1999.

                                  EXHIBIT A-1
                                  -----------

                                  EXHIBIT A-2
                                  -----------

                                   SITE PLAN
                                   ---------

                                   [GRAPHIC]


                                EASTGATE POINTE
                                ---------------
                                   SITE PLAN

                                   [GRAPHIC]


                                  EXHIBIT A-2
                                  -----------

                                   EXHIBIT B
                                   ---------

                                 PROJECT PLANS
                                 -------------

T-1              TITLE SHEET
T-2              ADA NOTES

CIVIL                                                           MECHANICAL
PREPARED BY JP ENGINEERING                                      PREPARED BY WALSH ENGINEERING
### -1-D      COVER SHEET                                       M1.1     MECHANICAL SCHEDULES, LEGENDS AND NOTES
### -2-D      STORM DRAIN PROFILE                               M2.1     MECHANICAL BUILDING 'A' FIRST FLOOR PLAN
### -3-D      STORM DRAIN PROFILE                               M2.2     MECHANICAL BUILDING 'A' SECOND FLOOR PLAN
### -4-D      GRADING COVER SHEET                               M3.1     MECHANICAL BUILDING 'A' ROOF PLAN
### -5-D      GRADING PLAN (VOID SHEET)                         M4.1     MECHANICAL BUILDING 'B' FIRST FLOOR PLAN
### -6-D      GRADING PLAN (VOID SHEET)                         M4.2     MECHANICAL BUILDING 'B' SECOND FLOOR PLAN
### -7-D      GRADING SECTIONS                                  M5.1     MECHANICAL BUILDING 'B' ROOF PLAN
### -8-D      EROSION CONTROL DETAILS                           M6.1     NOT USED
### -9-D      EROSION CONTROL PLAN (VOID SHEET)                 M7.1     MECHANICAL DETAILS
### -10-D     EROSION CONTROL PLAN (VOID SHEET)                 M7.2     MECHANICAL DETAILS
### -11-D     LANDSCAPE IRRIGATION COVER SHEET                  M7.3     MECHANICAL SECTIONS
### -12-D     IRRIGATION PLAN
### -13-D     IRRIGATION PLAN                                   PLUMBING
### -14-D     IRRIGATION PLAN                                   PREPARED BY WALSH ENGINEERING
### -15-D     IRRIGATION DETAILS                                P1.1     PLUMBING SCHEDULES, LEGENDS AND NOTES
### -16-D     PLANTING PLAN                                     P2.1     PLUMBING BUILDING 'A' FIRST FLOOR PLAN
### -17-D     PLANTING PLAN                                     P2.2     PLUMBING BUILDING 'A' SECOND FLOOR PLAN
### -18-D     PLANTING DETAILS                                  P3.1     PLUMBING BUILDING 'A' ROOF PLAN
### -19-D     IMPROVEMENT DETAILS                               P4.1     PLUMBING BUILDING 'B' FIRST FLOOR PLAN
### -20-D     GRADING PLAN                                      P4.2     PLUMBING BUILDING 'B' SECOND FLOOR PLAN
### -21-D     GRADING PLAN                                      P5.1     PLUMBING BUILDING 'B' ROOF PLAN
### -22-D     EROSION CONTROL PLAN                              P6.1     PARTIAL PLUMBING PLANS - BUILDINGS A & B
### -23-D     EROSION CONTROL PLAN                              P7.1     PLUMBING DETAILS
### -24-D     WATER SERVICE PLAN                                P7.2     PLUMBING DIAGRAMS
### -25-D     WATER SERVICE PROFILE
### -26-D     WATER SERVICE PROFILE                             ELECTRICAL
### -27-D     IMPROVEMENT PLAN                                  PREPARED BY MICHAEL WALL ENGINEERING
### -28-D     IRRIGATION PLAN                                   E-1.1    NOTE SHEET
### -29-D     PLANTING PLAN                                     E-1.2    LUMINAIRE SCHEDULE AND T24 CALCS
00014 -1-C    WATER EASEMENT                                    E-1.3    LIGHTING CONTROL AND LIGHTING DETAILS
00014 -2-C    WATER EASEMENT                                    E-2.1    SITE UTILITY PLAN
                                                                E-2.2    SITE LIGHTING PLAN
                                                                E-3.1    FIRST FLOOR POWER PLAN - BUILDING 'A'
ARCHITECTURAL                                                   E-3.2    SECOND FLOOR POWER PLAN - BUILDING 'A'
PREPARED BY PACIFIC CORNERSTONE ARCHITECTS                      E-3.3    FIRST FLOOR POWER PLAN - BUILDING 'B'
Exit-1        EXIT PLANS BUILDING 'A' AND 'B'                   E-3.4    SECOND FLOOR POWER PLAN - BUILDING 'B'
A-1           SITE PLAN                                         E-4.1    ROOF  POWER PLAN - BUILDING 'A'
A-2           FIRST FLOOR PLAN BUILDING 'A'                     E-4.2    ROOF POWER PLAN - BUILDING 'B'
A-3           SECOND FLOOR PLAN BUILDING 'A'                    E-5.1    SINGLELINE DIAGRAM - BUILDING 'A'
A-4           EXTERIOR ELEVATIONS BUILDING 'A'                  E-5.2    SINGLELINE DIAGRAM - BUILDING 'B'
A-5           ROOF PLAN BUILDING 'A'                            E-6.1    DETAIL SHEET #1
A-5.1         EXTERIOR SOFFIT PLAN BUILDING 'A'                 E-6.2    DETAIL SHEET #2
A-6           FIRST FLOOR PLAN BUILDING 'B'
A-7           SECOND FLOOR PLAN BUILDING 'B'                    LANDSCAPE
A-8           EXTERIOR ELEVATIONS BUILDING 'B'                  PREPARED BY JPBLA
A-9           ROOF PLAN BUILDING 'B'                            L-1      RECLAIMED IRRIGATION NOTES
A-9.1         EXTERIOR SOFFIT PLAN BUILDING 'B'                 L-2      HARDSCAPE PLAN
A-10          BUILDING WALL SECTIONS                            L-3      HARDSCAPE PLAN
A-11          BUILDING WALL SECTIONS                            L-4      IRRIGATION PLAN
A-12          BUILDING WALL SECTIONS                            L-5      IRRIGATION PLAN
A-13          BUILDING 'A' STAIR PLANS                          L-6      PLANTING PLAN
A-13.1        BUILDING 'A' LOBBY SECTIONS                       L-7      PLANTING PLAN
A-13.2        BUILDING 'A' LOBBY REFLECTED CEILING PLANS        L-8      HARDSCAPE DETAILS
A-14          BUILDING 'B' STAIR PLANS                          L-9      IRRIGATION AND LANDSCAPE DETAILS
A-14.1        BUILDING 'B' LOBBY SECTIONS                       L-10     IRRIGATION SPECIFICATIONS
A-14.2        BUILDING 'B' LOBBY REFLECTED CEILING PLANS        L-11     LANDSCAPE SPECIFICATIONS
A-15          BUILDING 'A' RESTROOM PLANS
A-16          BUILDING 'B' RESTROOM PLANS
A-17          DOOR SCHEDULE AND DETAILS
A-17.1        HARDWARE SCHEDULE
A-18          DETAILS
A-19          DETAILS
A-20          DETAILS

ALL PLANS LISTED ABOVE ARE DATED 2/17/00 AND MARKET "BID SET"

                                    EXHIBIT
                                    -------

PROJECT MANUAL

Project Manual for Eastgate Pointe Shell Building prepared by Pacific Cornerstone Architects, Inc. dated February 26, 1999 ("Project Manual").

ADENDUM # 1 (Delta 3 Revisions)
PREPARED BY PACIFIC CORNERSTONE ARCHITECTS

T-1     TITLE SHEET
T-2     ADA NOTES
A-1     SITE PLAN
A-6     FIRST FLOOR PLAN BUILDING 'B'
A-8     EXTERIOR ELEVATIONS BUILDING 'B'
A-15    BUILDING 'A' RESTROOM PLANS
A-16    BUILDING 'B' RESTROOM PLANS
A-18    DETAILS


MODIFICATIONS TO PROJECT WORK
-----------------------------

Notwithstanding the fact that the following items are contained in the Project Plans, these items are specifically excluded from Landlord's responsibility to construct as part of the Project Work:

     1    HVAC SYSTEMS:
          A. All work associated with the Heating, Ventilating and Air Conditioning systems, in accordance with Sections 15800 of the Project Manual.

          B. Electrical work required for the mechanical system as specified in the Project Plans and Project Manual.

          C. Plumbing work required for the mechanical system as specified in the Project Plans and Project Manual.

     2    RESTROOMS
          A. All work relating to the construction of the restrooms as shown on the Project Plans including but not limited to: (i) framing and drywall; (ii) plumbing and electrical; (iii) toilet partitions, lockers and accessories; (iv) counters and cabinetry; (v) doors and hardware; (vi) fire sprinkler drops; (vii) floor, wall and counter tile; and, (viii) wall and ceiling paint. The intent of this exclusion is that Landlord's responsibility with respect to the core restrooms is only to provide underground sewer in the area of the core restrooms as shown on the Project Plans.

     3    LOBBY
          A. All work relating to the construction of the lobby improvements as shown on the Project Plans including but not limited to: (i) framing and drywall; (ii) electrical; (iii) floor covering; (iv) doors and hardware; (v) fire sprinkler drops; and, (vi) wall and ceiling paint. The intent of this exclusion is that Landlord's responsibility with respect to the lobby improvements is only to provide the elevator and framing for the surrounding stairs as shown on the Project Plans.

Notwithstanding the fact that the following items are not contained in the Project Plans, these items are specifically included in Landlord's responsibility to construct as part of the Project Work:

     1    ELEVATORS
          A second elevator (freight elevator), shall be added to Building A and Building B, the specific location to be mutually agreed upon between Landlord and Tenant and subject to the approval of the project architect and structural engineer.


                                    EXHIBIT
                                    -------

                                   EXHIBIT C
                                   ---------

                               UNION GUIDELINES

A.   Basic Labor Requirements for the Project.  As a condition of funding any or
     ----------------------------------------
     all amounts pursuant to this Loan, WCM must be provided with satisfactory evidence that the following guidelines are applied to the selection and employment of all contractors and subcontractors in connection with the initial installation of all the proposed improvements, including the tenant improvements, of the Project:

     1.   General Contractor.  The general contractor for all tenant
          ------------------
          improvements must be a Union general contractor (signatory to the Master Labor Agreement, which covers the area of the Project).

     2.   Protected Work.  All work (including, but not limited to, all
          --------------
          fabrication, detailing, supervision, and field installation) traditionally encompassed within the trades and crafts represented by the San Diego County Cement Masons, the San Diego County Electricians, the Sheet Metal Workers of Southern California, Arizona and Nevada, and the Southern California Plumbers and Pipefitters (collectively, "Protected Work") shall be completed by subcontractors signatory and in good standing with the applicable local unions.

     3.   Non Protected Work.  For all other work, Borrower may employ Qualified
          ------------------
          non-union subcontractors in the event that the procedures set forth hereinafter have been timely and fully satisfied and a "Competitive Union Bid," as defined in Subsection (b) below, has not been obtained.

          a. A "Qualified" subcontractor shall be defined a subcontractor which has:

               (i) Considerable experience in performance of work of the size and scope of the work contemplated by the contract or subcontract bid; and

               (ii) Either (A) a positive net worth of at least two (2) times the size of the bid and cash/marketable securities of at least one-half (1/2) the size of the subcontract; or (B) is bondable at a rate which is equal to or less than one percent (1%) of the cost of the work.

          b. A "Competitive Union Bid" shall be defined as a bid from a union subcontractor that is within five percent (5%) of the average of the three lowest, non-union bids from Qualified non-union subcontractors that are domiciled in San Diego County. In the event that three Qualified non-union subcontractors are not available within San Diego County from which bids may be solicited, then Borrower may solicit bids from Qualified non-union subcontractors outside the County of San Diego. The comparative bids will be complete, be taken from the same plans, specifications and schedules, and provide for the completion of the same work.

          c. Borrower has received written authorization from WCM to employ such Qualified, non-union subcontractor.

                                   EXHIBIT C
                                   ---------

B.   Additional Requirements of the Project.
     --------------------------------------

     1.   Contractor List.  Before work on the Improvements commences, a
          ---------------
          complete list of contractors and subcontractors shall be provided to, and approved by, WCM.

     2.   Borrower's Responsibility for Compliance.  Compliance with the above
          ----------------------------------------
          requirements is the Borrower's responsibility.

     3.   Compliance Determination.  Compliance with the provisions of this
          ------------------------
          Exhibit "A" are subject to WCM's sole, reasonable discretion.

                                   EXHIBIT D
                                   ---------

                            [INTENTIONALLY OMITTED]



                                   EXHIBIT D
                                   ---------

                                   EXHIBIT E
                                   ---------

                            [INTENTIONALLY OMITTED]



                                   EXHIBIT E
                                   ---------

                                   EXHIBIT F
                                   ---------

                              ESTOPPEL CERTIFICATE
                              --------------------

          The undersigned,_____________________ ("Landlord"), with a mailing address c/o___________________________________ and ______________ ("Tenant"),
hereby certify to ______________________________, as follows:

          1. Attached hereto is a true, correct and complete copy of that certain lease dated ____________________, 2000, between Landlord and Tenant (the "Lease"), regarding the premises located at ____________________________ (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

          2.  The Term of the Lease commenced on ____________________, 20___.

          3.  The Term of the Lease shall expire on ____________________, 20___.

          4.  The Lease has:  (Initial one)

          (________) not been amended, modified, supplemented, extended, renewed or assigned.

          (________) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

          ______________________________________________________________________
          ______________________________________________________________________

          5.  Tenant has accepted and is now in possession of the Premises.

          6. Tenant and Landlord acknowledge that Landlord's interest in the Lease will be assigned to __________________________________ and that no modification,adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ___________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

          7.  The amount of Monthly Base Rent is $____________________.

          8.  The amount of security deposits (if any) is $____________________.

No other security deposits have been made except as follows:____________________
________________________________________________________________________________
___________________________________________________________________________.

          9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows: ___
________________________________________________________________________________
___________________________________________________________________________.

                                   EXHIBIT F
                                   ---------

          10. All work required to be performed by Landlord under the Lease has been completed except as follows: ______________________________________________
_____________________________________________________________.

          11. There are no defaults on the part of the Landlord or Tenant under the Lease except as follows: ___________________________________________________
_____________________________________________________________.

          12. Neither Landlord nor Tenant has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows: _____________________________________________________________
________________________________________________________________________________
_____________________________________________________________.

          13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows: ____________________________________
________________________________________________________________________________
_____________________________________________________________.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

          The foregoing certification is made with the knowledge that ______________________ is about to fund a loan to Landlord or __________________
is about to purchase the Building from Landlord and that _______________________ is relying upon the representations herein made in funding such loan or in purchasing the Building.

          IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ____________________, 20___.

TENANT:                                             LANDLORD:
ILLUMINA, INC.,                                     DIVERSIFIED EASTGATE VENTURE,
a Delaware corporation                              an Illinois general partnership

                                                    By: Diversified Eastgate Pointe, LLC,
By:    ____________________________________             a California limited liability company,
Name:  Jay Flatley                                      Its General Partner
Title: President & CEO

                                                        By: ____________________________________
By:    ____________________________________                 Its:  Manager
Name:  John R. Stuelpnagel
Title: Vice President, Business Development
                                                    By: GFBP Partners, LLC,
                                                        a California limited liability company,
                                                        Its General Partner

                                                        By: ____________________________________
                                                            Its:  Manager

                                   EXHIBIT F
                                   ---------

                                SAMPLE ONLY
                              [NOT FOR EXECUTION]

                                   EXHIBIT F
                                   ---------

                                 EXHIBIT G
                                 ---------

                             RULES AND REGULATIONS
                             ---------------------

          A.   General Rules and Regulations. The following rules and
               -----------------------------
regulations govern the use of the Building and the Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

               1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside of the Buildings without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls visible from the exterior of the Buildings are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

               2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

               3. Tenant will not obstruct any sidewalks, passages, exits or entrances of the Development. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Development and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

               4. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Development except for such activities as may be expressly requested by a tenant and conducted solely within such requesting tenant's premises. Landlord reserves the right to restrict and regulate the use of the Common Areas of the Development by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes.

               5. Landlord reserves the right to prevent access to the Development in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

               6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises; provided, however, Tenant may install such security measures as it may deem appropriate, so long as Landlord has access to the Premises as set forth in the Lease. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

                                   EXHIBIT G
                                   ---------

                                 EXHIBIT G
                                 ---------

                             RULES AND REGULATIONS
                             ---------------------

          A.   General Rules and Regulations. The following rules and
               -----------------------------
regulations govern the use of the Building and the Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

               1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside of the Buildings without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls visible from the exterior of the Buildings are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

               2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

               3. Tenant will not obstruct any sidewalks, passages, exits or entrances of the Development. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Development and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

               4. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Development except for such activities as may be expressly requested by a tenant and conducted solely within such requesting tenant's premises. Landlord reserves the right to restrict and regulate the use of the Common Areas of the Development by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes.

               5. Landlord reserves the right to prevent access to the Development in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

               6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises; provided, however, Tenant may install such security measures as it may deem appropriate, so long as Landlord has access to the Premises as set forth in the Lease. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

                                   EXHIBIT G
                                   ---------

               18. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

               19. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Development, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

               20. Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Development by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

               21. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Development.

               22. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Development and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

          B.   Parking Rules and Regulations. The following rules and
               -----------------------------
regulations govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

               1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

               2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

               3.   All directional signs and arrows must be observed.

               4. The speed limit within all parking areas shall be five (5) miles per hour.

               5.   Parking is prohibited:

                    (a)  in areas not striped for parking;

                    (b)  in aisles or on ramps;

                    (c)  where "no parking" signs are posted;

                                   EXHIBIT G
                                   ---------

                    (d)  in cross-hatched areas; and

                    (e) in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

               6. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

               7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

               8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

               9. All damage or loss to vehicles claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Development within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

               10. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

               11. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

               12. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.


             _______________________                 _____________________
               Landlord's Initials                     Tenant's Initials

                                   EXHIBIT G
                                   ---------

                          RIGHT OF FIRST OFFER RIDER
                          --------------------------

          This RIGHT OF FIRST OFFER RIDER ("Rider") is made and entered into by and between DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("Landlord"), and ILLUMINA, INC., a Delaware corporation ("Tenant"), and is dated as of the Effective Date of the Lease ("Lease") by and between Landlord and Tenant to which this Rider is attached. The agreements set forth in this Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Rider are inconsistent with the terms of the Lease, the terms of this Rider shall control. Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

          1.   Right of First Offer.  Landlord hereby grants to the Tenant named
               --------------------
in the Summary a right of first offer to lease all of the Rentable Area of Building C depicted on the Site Plan, which Building has not yet been constructed by Landlord, but is intended to be a three story building consisting of approximately 81,000 square feet of Rentable Area. The First Offer Right is only a right of first offer to lease the entirety of Building C as a three story building of approximately 81,000 square feet, and is not intended to be a right of first offer to lease a portion of Building C, or a right of first offer to lease Building C as a one or two story building (the "First Offer Right"). Notwithstanding the foregoing, such First Offer Right shall commence only upon the Effective Date of the Lease, and shall automatically expire on January 1, 2001 (the "First Offer Period"). Tenant's right of first offer shall be on the terms and conditions set forth in this Rider. Notwithstanding anything in the Lease or in this Rider to the contrary, Landlord shall not commence construction of Building C, or enter into a lease or other agreement for the transfer of all or any portion of Building C, prior to the expiration of the First Offer Period, unless Tenant has either relinquished its First Offer Right, or has otherwise approved the commencement of construction or lease or other transfer of all or any portion of Building C. Also notwithstanding anything in the Lease or herein to the contrary, Landlord shall be entitled to market Building C to other prospective tenants pending Tenant's exercise of its First Offer Right. Upon the expiration of the First Offer Period, Landlord shall be entitled to commence construction on Building C and construct a building of any size or configuration within the Development, as may be permitted by Applicable Laws.

               1.1  Procedure for Exercise of Right of First Offer. Tenant may
                    ----------------------------------------------
notify Landlord (the "First Offer Notice") of its desire to lease Building C during the First Offer Period (the "First Offer Election Notice"). The First Offer Election Notice shall set forth the "First Offer Rent," as that term is defined in Section 1.3 below, and the other economic terms upon which Tenant is willing to lease such space from Landlord.

               1.2  Procedure for Exercise of Right of First Offer. If Landlord
                    ----------------------------------------------
wishes to accept Tenant's offer to lease Building C pursuant to the terms of the First Offer Election Notice, then within ten (10) business days of delivery of the First Offer Election Notice to Landlord, Landlord shall deliver notice to Tenant of Landlord's acceptance of Tenant's election on the terms contained in such First Offer Election Notice, together with any modifications required by Landlord. If Landlord accepts Tenant's offer to lease as described in the First Offer Election Notice without any modifications, such acceptance shall be binding upon Tenant and Landlord. In the event Landlord does modify the terms and provisions of Tenant's First Offer Election Notice, then Landlord and Tenant shall negotiate in good faith the terms and provisions of any such Lease within
fourteen (14) days from the expiration of the First Offer Period.   If Tenant
does not so notify Landlord within the First Offer Period, or if Landlord and Tenant are unable to agree upon the terms of the lease for Building C during the First Offer Period, then Landlord shall be free to lease Building C to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right, if at all, with respect to all of Building C, and Tenant may not elect to lease only a portion thereof.

               1.3  Construction of Building C. Upon the exercise of Tenant's
                    --------------------------
First Offer Right and acceptance thereof by Landlord, Landlord shall commence to have prepared the plans and specifications for the construction of Building C, which shall be constructed in substantially the location depicted on the Site Plan. The design of Building C shall be as determined by Landlord during the First Offer Period. Upon Landlord's creation of plans and specifications and elevations regarding Building C, Landlord shall provide the same to Tenant. Upon the issuance by all applicable governmental authorities of the appropriate permits and approvals for the construction of Building C, Landlord shall undertake the construction thereof and shall diligent prosecute the same to completion, using its good faith and reasonable efforts to have the same completed as soon as commercially practicable.

               1.4  Amendment to Lease. If Tenant timely exercises Tenant's
                    ------------------
First Offer Right and Landlord accepts such offer, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to the Lease, including Building C within the definition of the Premises, and setting forth any terms that are unique to Building C.

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Right of First Offer Rider as of the Effective Date.

TENANT:                                             LANDLORD:
ILLUMINA, INC.,                                     DIVERSIFIED EASTGATE VENTURE,
a Delaware corporation                              an Illinois general partnership

                                                    By: Diversified Eastgate Pointe, LLC,
By:    ____________________________________             a California limited liability company,
Name:  Jay Flatley                                      Its General Partner
Title: President & CEO

                                                        By: ____________________________________
By:    ____________________________________                 Its:  Manager
Name:  John R. Stuelpnagel
Title: Vice President, Business Development
                                                    By: GFBP Partners, LLC,
                                                        a California limited liability company,
                                                        Its General Partner

                                                        By: ____________________________________
                                                            Its:  Manager

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

                     OPTION TO PURCHASE DEVELOPMENT RIDER
                     ------------------------------------

                                      -1-